                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|  Definitive proxy statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               LUCILLE FARMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    |X| No fee required.

    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        [insert calculation]

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

    |_|  Fee paid previously with written preliminary materials.

    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                               LUCILLE FARMS, INC.
                          150 River Road, P.O. Box 517
                           Montville, New Jersey 07045

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 20, 2002

TO THE STOCKHOLDERS OF
LUCILLE FARMS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of LUCILLE FARMS, INC., a Delaware corporation (the "Company"), will be held on December 20, 2002, at 10:00 A.M., local time, at the Embassy Suites Hotel, 909 Parsippany Blvd., Parsippany, New Jersey 07405, for the following purposes:

         1. To approve the issuance of shares of common stock in connection with a financing transaction with St. Albans Cooperative Creamery, Inc.

         2. To amend the Company's Certificate of Incorporation to increase the authorized shares of common stock from 10,000,000 shares to 25,000,000 shares.

         3.       To approve the 2002 Stock Option Plan.

         4. To elect a board of six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

         5. To ratify the selection by the Board of Directors of Wiss & Company, LLP as independent accountant of the Company for the year ending March 31, 2003.

         6. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

         The Board of Directors has fixed the close of business on October 30, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

         Holders of stock representing a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy in order for the meeting to be held. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT IN THE ACCOMPANYING ENVELOPE. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.

         All stockholders are cordially invited to attend the meeting..

                                          By Order of the Board of Directors,
                                          Albert N. Moussab
                                          Secretary
Montville, New Jersey
December 2, 2002


            IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE COMPLETED
                              AND RETURNED PROMPTLY

                                                                PRELIMINARY COPY

                                  LUCILLE FARMS
                          150 River Road, P.O. Box 517
                           Montville, New Jersey 07045

                                 ---------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 20, 2002

                                 ---------------

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lucille Farms, Inc., a Delaware corporation ("Lucille Farms" or the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held on December 20, 2002, at 10:00 A.M., local time, or at any postponements or adjournments thereof (the "Annual Meeting"), at Embassy Suites Hotel, 909 Parsippany Blvd., Parsippany, New Jersey 07405.

         A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by the person giving it at any time before it is voted by delivering to the Company (Attention: Albert N. Moussab, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted (i) to approve the issuance of shares of the Company's common stock ("Common Stock") in connection with a financing transaction (the "Financing Transaction") with St. Albans Cooperative Creamery, Inc. ("St. Albans"), (ii) to amend the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 10,000,000 shares to 25,000,000 shares, (iii) to approve the 2002 Stock Option Plan, (iv) for the election of the nominees for directors named in this Proxy Statement, (v) for ratification of the selection by the Board of Directors of Wiss & Company, LLP as independent accountant for the year ended March 31, 2003, and (vi) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting (collectively, the "Proposals").

         The proxy solicitation materials are being mailed on or about December 2, 2002 to all stockholders entitled to vote at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. Regular employees, officers, and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees, officers, or directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy solicitation materials to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding proxy solicitation materials to such beneficial owners.

         Stockholders of record at the close of business on October 30, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 3,284,775 shares of Common Stock were issued and outstanding, each of which has one vote on each matter to come before the Annual Meeting, and 583 shares of Series B Convertible Redeemable Preferred Stock ("Preferred Stock") were issued and outstanding, each of which has 1000.57 votes on each Proposal. Except for the Financing Transaction Proposal (see Proposal
1), for which the shares of Common Stock and Preferred Stock issued to St. Albans in the Financing Transaction shall not be voted nor considered in calculating the vote, the holders of Common Stock and the holders of Preferred Stock will vote together on the Proposals as if they held one class of stock. The holders of stock representing a majority of the votes entitled to be cast at the Annual Meeting, present in person or by proxy, will constitute as quorum for the transaction of business at the Annual Meeting and any adjournments thereof.

         All votes will be tabulated by the inspector(s) of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes each shall be included in the determination of the number of shares present at the Annual Meeting and for the purpose of determining whether a quorum is present. Abstentions and broker non-votes shall not be counted in determining whether a nominee is elected as a director of the Company. In determining whether the other Proposals have been approved, abstentions shall be counted as votes against the Proposal and broker non-votes shall not be counted either for or against the Proposal.

                                 PROPOSAL NO. 1
                       APPROVAL OF THE ISSUANCE OF SHARES
                                 OF COMMON STOCK
                             IN CONNECTION WITH THE
                              FINANCING TRANSACTION


Description of Financing Transaction

         On May 16, 2002, Lucille Farms, Inc. entered into an agreement (the "Financing Transaction") with St. Albans Cooperative Creamery, Inc. ("St. Albans"), the Company's primary supplier of raw materials, pursuant to which St. Albans (i) converted $1,000,000 of accounts payable owed by Lucille Farms to St. Albans into 333,333 shares of Common Stock, (ii) converted $3,500,000 of accounts payable owed by Lucille Farms to St. Albans into (A) preferred stock convertible into 583,333 shares of Common Stock, which preferred stock (1) automatically converts into such number of shares of Common Stock if the Common Stock is $8.00 or higher for 30 consecutive trading days, and (2) may be redeemed by Lucille Farms for $3,500,000, and (B) a 10-year warrant to purchase 583,333 shares of Common Stock (subject to adjustment under certain circumstances to a maximum of 1,416,667 shares of Common Stock) at $.01 per share, which warrant (1) may not be exercised for a period of three-years, (2) terminates if, during such three-year period, Lucille Farms' Common Stock is $8.00 or higher for 30 consecutive trading days, and, (3) in the event Lucille Farms' Common Stock is not $8.00 or higher for 30 consecutive trading days during such three-year period, may only be exercised on the same basis percentage wise as the preferred shares are converted, (iii) converted an additional $1,000,000 of accounts payable owed by Lucille Farms to St. Albans into a convertible promissory note due on April 14, 2005, which note is convertible into Common Stock at $6.00 per share at any time by St. Albans and, at the option of Lucille Farms, automatically shall be converted into Common Stock at $6.00 per share if the Common Stock is $8.00 or higher for a period of 30 consecutive trading days, and (iv) provided Lucille Farms with a pricing structure for milk and milk by-products, for a minimum of one-year and a maximum of four-years (subject to renegotiation at the expiration of the applicable period), designed to produce profitability for Lucille Farms.

Reason for Submission to Stockholders

         In August 2002, Nasdaq informed the Company that it evidenced compliance with the terms of a previously granted exception from Nasdaq's stockholder equity requirements, but had violated a Nasdaq stockholder approval rule, Rule 4350, in connection with the Financing Transaction. Rule 4350 requires stockholder approval, prior to the issuance of securities, if such issuance could result in a change of control. While the Company believes that certain contractual restrictions prevents such result, Nasdaq takes the position that the issuance of securities to St. Albans could potentially result in a change of control of the Company. Notwithstanding such fact, Nasdaq determined to continue the listing of Lucille Farms' Common Stock on the Nasdaq SmallCap marketplace pursuant to an amended exception that requires Lucille Farms to file a proxy statement with the Securities and Exchange Commission and Nasdaq, on or before November 22, 2002, evidencing its intent to seek stockholder approval of the Financing Transaction, and, thereafter, submit documentation to Nasdaq, by December 31, 2002, evidencing that Lucille Farms, in fact, has obtained stockholder approval of the Financing Transaction.

Required Vote

         The affirmative vote of the holders of stock representing a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the approval of the issuance of shares of Common Stock in connection with the Financing Transaction, provided, however, the shares of Common Stock and preferred stock issued to St. Albans in the Financing Transaction shall not be entitled to vote nor shall they be considered in calculating the vote.

         The Board of Directors recommends a vote FOR the approval of the issuance of shares of Common Stock in connection with the Financing Transaction.

                                 PROPOSAL NO. 2
                 PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
                          INCORPORATION TO INCREASE THE
                        AUTHORIZED SHARES OF COMMON STOCK
                   FROM 10,000,000 SHARES TO 25,000,000 SHARES

         The Board of Directors has adopted a resolution authorizing an amendment to the Company's certificate of incorporation to increase the authorized number of shares of Common Stock from 10,000,000 shares to 25,000,000 shares. The proposed amendment is subject to approval by the Company's stockholders. The Common Stock, including the additional shares proposed for authorization, does not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership thereof. Thus, the issuances of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock.

         The proposed amendment will modify the first paragraph of Article Fourth of the certificate of incorporation to read as follows:

         "FOURTH: The aggregate number of share of all classes of stock which the Corporation shall have authority to issue is Twenty Five Million Two Hundred Fifty Thousand (25,250,000) shares consisting of:

                  1. Two Hundred Fifty Thousand (250,000) shares of preferred stock, par value $.001 per share (hereinafter referred to as "Preferred Stock"); and

                  2. Twenty Five Million (25,000,000) shares of common stock, par value $.001 per share (hereinafter referred to as "Common Stock")."

         The Company is currently authorized to issue 10,250,000 shares of capital stock, of which 10,000,000 shares are designated as Common Stock and 250,000 shares are designated as Preferred Stock. The proposed amendment would increase the total number of shares of authorized capital stock to 25,250,000 shares and the number of shares of Common Stock authorized to 25,000,000. As of November 1, 2002, 3,284,775 shares of Common Stock were issued and outstanding, 95,000 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options under the 1993 Stock Option Plan, 275,000 shares of Common Stock, subject to stockholder approval of the 2002 Stock Option Plan, were reserved for issuance upon exercise of outstanding stock options under the 2002 Stock Option Plan, 1,916,667 shares were reserved for issuance upon exercise of outstanding warrants, 216,000 shares were reserved for issuance upon the conversion of 216 outstanding shares of Series A Preferred Stock, and 583,333 shares were reserved for issuance upon the conversion of 583 outstanding shares of Series B Preferred Stock. The proposed amendment would not change the authorized number of shares of Preferred Stock. If the proposed amendment is adopted, it will become effective upon the filing of the proposed amendment with the Delaware Secretary of State.

Reasons for Increase in Authorized Shares of Common Stock

         The Board of Directors believes that it is advisable and in the Company's best interest to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. The increase in authorized Common Stock will not have any immediate affect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company at the discretion of the Board of Directors without further authorization by vote of the stockholders unless such authorization is otherwise required by applicable law or regulation. These shares may be issued for any proper corporate purpose including, without limitation, acquiring other businesses in exchange for shares of Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options or use of stock-based plans. Although the Company may engage in the foregoing actions in the future, no such actions involving the issuance of additional shares of Common Stock are pending as of the date hereof. If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for the next regularly scheduled meeting of the stockholders in order to increase the authorized shares of Common Stock.

         The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control in the Company. The authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Certificate is not being recommended in response to any specific effort of which the Company is aware to obtain control, and the Board of Directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

Reason for Submission to Stockholders

         This Proposal is being submitted to stockholders to satisfy the requirements of the Delaware General Corporation Law.

Required Vote

         The affirmative vote of the holders of stock representing a majority of the votes entitled to be cast at the Annual Meeting is required for the approval of the amendment to the certificate of incorporation to increase the authorized shares of Common Stock.

         The Board of Directors recommends a vote FOR the approval of the amendment of the certificate of incorporation to increase the authorized shares of Common Stock.

                                 PROPOSAL NO. 3
                     APPROVAL OF THE 2002 STOCK OPTION PLAN

         The Company believes that stock options and share ownership are important factors in order for it to attract, retain and motivate key employees. Therefore, the Company created the 2002 Stock Option Plan (the "Plan"). The Plan was adopted by the Board of Directors in October 2002 and is effective as of November 1, 2002, subject to approval by stockholders. The Plan currently allows a maximum of 1,000,000 shares of Common Stock to be issued pursuant to the Plan. To date, 275,000 options have been granted pursuant to the Plan, subject to approval of the Plan by stockholders.

         A summary of the Plan is set forth below. The summary does not purport to be complete and is qualified in its entirety by the text of the Plan, a copy of which is attached to this Proxy Statement as Annex A.

Summary of Plan

         The Plan authorizes the granting of incentive stock options to the Company's employees or employees of any of the Company's subsidiaries, and non-statutory (non-qualified) stock options to the Company's employees, directors and certain of the Company's consultants and advisors. Currently, there are approximately 100 persons eligible to receive options under the Plan. The options to be granted under the Plan and designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to
Section 422 of the Internal Revenue Code.

         The exercise price for options granted under the Plan is determined by the Board of Directors or a committee designated by the Board and consisting of three or more members. The exercise price for incentive stock options cannot be less than 100% of the fair market value of the Common Stock on the date it is granted, or 110% in the case of optionees who own more than 10% of the voting power of all classes of the Company's stock. The exercise price for non-qualified options may be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive options are first exercisable by any individual employee during any calendar year cannot exceed $100,000.

         No option granted under the Plan may be exercised after the expiration of the option, which may not, in any case, exceed ten years from the date of grant (five years in the case of incentive options granted to persons who own more than 10% of the voting power of all classes of the Company's stock). Options granted under the Plan are exercisable on such basis as is determined by the Board of Directors.

         If the Company liquidates, or if there is a merger, reorganization or consolidation with any other corporation in which the Company is not the surviving corporation or becomes a wholly-owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall become exercisable for a ten-day period ending on the fifth day prior to such liquidation, merger, reorganization or consolidation. If not exercised during such period, all unexercised options shall be deemed cancelled unless the surviving corporation in any such merger or consolidation elects to assume the options under the Plan. Options granted under the Plan may not be transferred by the participant other than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by such holder.

         If any of the Company's plan participants, prior to the exercise of their options, cease to work for, or provide services to, the Company for any reason other than disability, death, misconduct or voluntary resignation, the options granted to such person shall automatically terminate three months from the date of termination. If any of the Company's plan participants cease to work for, or provide services to, the Company, by reason of disability, such person may exercise any option held at any time within twelve months from the date of termination, but only to the extent the holder had the right to exercise such option at the date of termination. If any of the Company's plan participants die while holding an outstanding option, such person's option rights may be exercised by the person or persons to whom such rights under the option are transferred by will or the laws of descent and distribution within twelve months from the date of death. If any of the Company's plan participants cease to work for, or provide services to, the Company by reason of misconduct or voluntary resignation, such person's options shall immediately terminate, lapse and expire.

         The Plan provides that the Board of Directors, or a committee of the Board, shall administer the Plan, and shall have the authority to interpret the Plan and to prescribe, amend and rescind the rules and regulations relating thereto. Unless previously terminated in certain circumstances, the Plan will terminate October 30, 2012.

Federal Income Tax Consequences

         The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on Federal income tax laws. This summary is not intended to be complete and does not describe state or local tax consequences.

         Tax Consequences to Participants

         Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified option is granted; (ii) at the time of exercise of a non-qualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the price paid for the shares and the higher fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or loss).

         Incentive Stock Options. Generally, no income will be recognized by an optionee upon the grant or exercise of an incentive option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

         If Common Stock acquired upon the exercise of an incentive option is disposed of prior to the expiration of either holding period described above, generally, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Generally, any further gain (or loss) realized by the participant will be taxed as a capital gain (or loss).

         The Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same.

         Tax Consequences to the Company

         To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under
Section 162(m) of the Code.

Option Grants

                                       Number of Shares To                                          Number of Options
                                         Be Issued Upon                                          Remaining Available for
                                   Exercise of Outstanding        Weighted Average Exercise          Future Issuance
                                            Options              Price of Outstanding Options        Under the Plan
Equity compensation plan approved
by shareholders                              95,000                     $3.13                           405,000

Equity compensation plan not
approved by shareholders(1)                  275,000                    $3.00                           725,000

(1) Options issued subject to stockholder approval of the Plan at this meeting.

Reason for Submission to Stockholders

         This Proposal is being submitted to stockholders to satisfy the requirements of the Internal Revenue Code of 1986, as amended, and to satisfy the requirements of the Nasdaq Stock Market.

Required Vote

         The affirmative vote of the holders of stock representing a majority of votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the approval of the Plan.

         The Board of Directors recommends a vote FOR the approval of the Plan.

                                 PROPOSAL NO. 4
                              ELECTION OF DIRECTORS

Nominees

         Six persons, all of whom are members of the present Board of Directors, are nominees for election at the Annual Meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted for the six nominees named below.

         It is expected that all nominees will be able and willing to serve as directors. However, in the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.

Reason for Submission to Stockholders

         This Proposal is being submitted to stockholders to satisfy the requirements of the Delaware General Corporation Law.

Required Vote

         Approval of the nominees for election to the Board will require the affirmative vote of the holders of stock representing a plurality of the votes present at the Annual Meeting in person or by proxy and entitled to vote.

         The Board of Directors recommends that the stockholders vote for the election of all nominees listed to the Board of Directors.

Nominees for Election to the Board of Directors

         Name                       Age                       Present office or Position
         ----                       ---                       --------------------------

         Howard S. Breslow          63                        Chairman of the Board

         Jay M. Rosengarten         57                        Director, Chief Executive Officer

         Alfonso Falivene           60                        Director, President

         George Bell                59                        Director

         Ralph Singer               54                        Director

         Leon Berthiaume            44                        Director

         The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons.

         Mr. Howard S. Breslow has been a director of the Company since April 1993. On October 24, 2002, he was elected as Chairman of the Board of Directors. Mr. Breslow has been a practicing attorney in New York for more than 35 years and has been a member of the law firm of Breslow & Walker, LLP New York, New York for more than 30 years, which firm is counsel to the Company. Mr. Breslow currently serves as a director of BioLife Solutions, Inc., a publicly held company engaged in the research, development and sale of products for use in low temperature medicine, Vikonics, Inc., a non-operating publicly held company formerly engaged in the design and sale of computer-based security systems, and Excel Technology, Inc., a publicly held company engaged in the development and sale of laser products.

         Mr. Jay Rosengarten was appointed to the Board of Directors effective February 1, 1998. . On October 24, 2002, Mr. Rosengarten was elected Chief Executive Office of the Company. Mr. Rosengarten, the former Board Chairman of Shopwell, Chicago is an internationally recognized consultant, author and lecturer on Consumer Marketing, Ethnic Marketing and Business Management. He has been the keynote speaker at numerous national trade association meetings and major corporate events. Mr. Rosengarten has a J.D., from Fordham University Law School. Mr. Rosengarten is a principal in the Rosengarten Group, a management consulting firm that currently is being wound down, a position he has held from 1993 to present

         Mr. Alfonso Falivene is a founder of the Company and has been a director of the Company since inception in 1976. He served as Vice President and Secretary of the Company until April 1993 when he was appointed President and Chief Executive Officer. On October 24, 2002, Mr. Falivene ceased being CEO but retained his position a President.

         Mr. George Bell has been a director of the Company since August 2002. Mr. Bell is the President of National Provisions, Inc. a national specialty food processing company based Florida. Mr. Bell previously spent over 25 years with Hebrew National, an internationally renowned meat processing company, especially known for their frankfurters. His last position was Sr. V.P. of Operations for the company.

         Mr. Ralph Singer has been a director of the Company since August 2002. Mr. Singer is the Chairman of the Board of National Provisions, Inc. He is a former Deputy Chairman of the Board of The Stirling Group, PLC in the U.K. Mr. Singer brings over twenty years experience as a successful entrepreneur.

         Mr. Leon Berthiaume has been a director of the Company since August 2002. Mr. Berthiaume graduated from the University of Vermont in 1980 with a Bachelor of Science degree in Business Administration. Mr. Berthiaume is a certified Public Accountant who worked for the largest Vermont accounting firm for 4 years before joining the St. Albans Cooperative Creamery in 1984 as the controller. Mr. Berthiaume was appointed General Manager in 1991 and is responsible for overall Cooperative operations and the support and achievement of the Cooperative's Mission Statement.


Board Meetings and Certain Committees

         The Board of Directors held meetings or acted by unanimous consent on four occasions during the fiscal year ended March 31, 2002. Meetings were attended by all directors. The Company currently has no standing compensation or nominating committees of the Board of Directors, or committees performing similar functions. The Company has an audit committee currently consisting of Howard S. Breslow, George Bell and Ralph Singer. The audit committee reviewed the adequacy of the Company's internal controls, and meets periodically with management and the Company's independent auditors. The audit committee met once during the fiscal year ended March 31, 2002.


Audit Committee Report

         In connection with the preparation and filing of the Lucille Farms, Inc. Annual Report on Form 10-K for the fiscal year ended March 31, 2002:

         (1) The Audit committee reviewed and discussed the audited financial statements with management;

         (2) The Audit Committee discussed with the independent auditors the material required to be discussed by SAS 61 (as may be modified or supplemented);

         (3) The Audit Committee reviewed the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No.1, as may be modified or supplemented, and discussed with the independent accountant the independent accountant's independence; and

         (4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2002 Annual Report on Form 10-K.

         All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

                                             Audit Committee

                                             Howard S. Breslow
                                             George Bell
                                             Ralph Singer

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of October 23, 2002, certain information regarding beneficial ownership of common stock and preferred stock by (i) all persons known by the Company to be the beneficial owner of more than 5% of the Company's outstanding voting stock, (ii) each director of the Company,
(iii) each Named Executive Officer (as defined in "Executive Compensation") and all executive officers and directors of the Company as a group. Unless expressly indicated otherwise, each stockholder exercises sole voting and investment power with respect to the shares beneficially owned.

                                                           Amount and Nature of
                                                           Beneficial Ownership              Percent of Class
                                                           --------------------           ---------------------
                                                                           Series B       Common        Series B
Name and Address of 5% Owners                        Common Stock          Pfd. Stock     Stock         Pfd. Stock
-----------------------------                        ------------          ----------     -----------   ----------
           Gennaro Falivene                          327,417                                 10.0%
           Box 125
           Swanton, VT 05488

           Alfonso Falivene (1)                      464,917                                 14.2%
           150 River Rd., P.O. Box 517
           Montville, NJ 07045

           The Estate of
           Philip Falivene                           200,017                                 6.1%
           Box 125
           Swanton, VT 05488

           Stephen Katz (2)                          85,750                                  2.6%

           B&W Investment Associates                 693,799(3)                              5.9%
           c/o Breslow and Walker
           100 Jericho Quadrangle
           Jericho, NY 11753

           Howard S. Breslow                         693,799(4)                              5.9%
           100 Jericho Quadrangle
           Jericho, NY 11753

           Jay M. Rosengarten                        275,000(5)                              2.3%

           St. Albans Cooperative Creamery, Inc.     333,333               583(6)            10.1%         100%
           140 Federal Street
           St. Albans, VT 05478

           All officers and
           directors as a group                      1,711,483(6)                            52.1%


Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage of the outstanding shares held by a person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(1) Includes 7,500 shares owned by Mr. Falivene's wife and 20,000 shares owned by one of his children. (2) Mr. Katz currently is a director of the Company. Includes 40,000 shares owned by Mr. Katz's wife. (3) Includes 500,000 shares issuable under outstanding warrant.
(4) Represents all of the shares owned by B&W Investment Associates, a partnership of which Howard S. Breslow, a director of the Company, is a partner. Includes 500,000 shares issuable under outstanding warrant.
(5) Includes 275,000 shares issuable under outstanding options, 250,000 of which are subject to the approval of the Company's 2002 Stock Option Plan at this meeting.
(6) Convertible into 583,333 shares of Common Stock. St. Albans is entitled to vote, on an "as converted" basis, on all matters to which holders of Common Stock are entitled to vote.

                      EXECUTIVE OFFICERS OF THE REGISTRANT


The executive officers of the Company as of November 1, 2002 are as follows:

             Name                           Age                         Present office or Position
             ----                           ---                         --------------------------
         Jay M. Rosengarten                 57                          Chief Executive Officer

         Alfonso Falivene                   60                          President

         Albert N. Moussab                  49                          Chief Financial Officer and Secretary

         Gennaro Falivene                   72                          Executive Vice President-Quality
                                                                         Control
         David McCarty                      46                          Vice President-Sales and Marketing


          Set forth below is a biographical description of each of the Company's executive officers who is not also a director, based on information supplied by him.

         Mr. Gennaro Falivene is a founder of the Company and has been a director of the Company since inception in 1976. He served as Vice president and Treasurer of the Company from inception until April 1993 when he was appointed Vice chairman of the Board and Executive Vice president-Quality Control. Mr. Falivene resigned from the Board in July, 2002.

         Mr. Albert N. Moussab was appointed the Chief Financial Officer of the Company in August 2002. Prior to this position, he was the Company's Controller since joining the Company in March 2001. From January 2000 until March 2001, Mr. Moussab was the Controller for Fink Banking Company, a New York based producer of bread supplying the New York metropolitan area restaurants and New York School system. From 1996 until the end of 1999, Mr. Moussab served as the Controller of the Academy Bus Company, the largest privately held bus company in the Northeast.

         Mr. David McCarty has been Vice President-Marketing and Sales of the Company since April 1993. From July 1991 to March 1993, Mr. McCarty was the Vice President of Braff & Company, Inc., a New York City based marketing and public relations firm that specializes in consumer products, particularly in the food industry. Braff & Company, Inc. has represented a broad range of clients, including The Dannon Company, Kraft General Foods and The Seagram Beverage Company and has played an integral role in the start-up, launch and promotion of such products as The Dove Bar and Micro Magic Foods. From February 1990 to July 1991, Mr. McCarty was the New York area Manager for Good Humor, a division of Thomas J. Lipton, where he established a new distribution network, created a sales promotion program and aided in reversing a sales decline and increasing sales. From August 1986 to February 1990, Mr. McCarty was the Director of Marketing of Braff & Company, Inc. From 1982 to 1986, Mr. McCarty was the Director of Marketing (1985 and 1986) and National Sales Manager (1982--1985) for Ginseng VP Corp., a "New Age" beverage corporation.

         Officers are appointed by and hold office at the pleasure of the Board of Directors. Officers serve at the discretion of the Board of Directors and are elected at the annual meeting of the Board of Directors.


                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation paid by the Company to the Chief Executive Officer and to each of its other executive officers, other than the Chief Executive Officer, who received salary and bonus payments in excess of $100,000 during the year ended March 31, 2002 (collectively, the "Named Executive Officers") .

                           SUMMARY COMPENSATION TABLE

                                                     Annual Compensation
                                                     -------------------
Name and Principal                   Fiscal                               Other Annual
Positions                             Year      Salary       Bonus        Compensation (1)
                                      ----      ------       -----        ----------------

Alfonso Falivene                      2002     $106,000        --               $9,000
President                             2001      106,000        --                9,000
                                      2000      110,000        --                9,000

Gennaro Falivene                      2002      106,000        --                7,000
Executive Vice                        2001      106,000        --                5,000
President -- Quality                  2000      108,000                          5,000
Control

(1) Represents automobile allowances and/or automobile lease payments for the benefit of such employee.

Option/SAR Grants in Year-Ended March 31, 2002

         In the fiscal year ended March 31, 2002, the Company issued options to purchase shares of Common Stock to each of the Named Executive Officers, as follows:

                          Number of Securities      Percent of Total
                               Underlying         Options/SARs granted
   Name and Principal         Options/SAR's         to Employees in        Exercise or Base
       Positions             granted (#)(1)           Fiscal Year            Price ($/Sh)          Expiration Date
       ---------             --------------           -----------            ------------          ---------------

Alfonso Falivene                    -                      -                       -                      -

Gennaro Falivene                    -                      -                       -                      -

-----------------------------
(1) Options to acquire shares of Common Stock.

Aggregated Options/SAR Exercises and Option/SAR Values for the
Fiscal Year Ended March 31, 2002

         The following table provides information related to options exercised by each of the Named Executive Officers during the year ended March 31, 2002 fiscal year and the number and value of options held at March 31, 2002. The Company does not have any outstanding stock appreciation rights. None of the options were in the money at year ended March 31, 2002.

                                                   Number of Securities Underlying     Value of Unexercised in the
                                                      Unexercised Options/SAR at       money Options/SAR At Fiscal
                                                         Fiscal Year End (#)                 Year End ($)(1)
                                                         -------------------                 ---------------
                       Shares
                    Acquired On        Value
      Name          Exercise (#)    Realized ($)     Exercisable     Unexercisable     Exercisable     Unexercisable
      ----          ------------    ------------     -----------     -------------     -----------     -------------

Alfonso Falivene         -               -                -                -                -                -

Gennaro Falivene         -               -                -                -                -                -

-------------------
(1) The closing price for the Common Stock as reported on the Nasdaq on October 31, 2002 was $1.51.

Report of the Board of Directors on Executive Compensation

         During the fiscal year ended March 31, 2002, the entire Board of Directors held primary responsibility for determining executive compensation levels. The goals of the Company's compensation program is to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long term success of the Company.

         The Chief Executive Officer's compensation for the fiscal year ended March 31, 2002 was determined by the Board of Directors (without the vote of Mr. Alfonso Falivene) based on the Company's performance in fiscal 2001, anticipated performance in fiscal 2002, and the level of salaries of chief executive officers in a peer group consisting of cheese manufacturers and/or food processors having sales levels comparable to the Company.

                                            BOARD OF DIRECTORS

                                            Howard S. Breslow
                                            Jay Rosengarten
                                            Alfonso Falivene
                                            Ralph Singer
                                            George Bell
                                            Leon Berthiaume

Employment Agreements

         On October 24, 2002, the Company entered into an employment agreement with Jay Rosengarten, pursuant to which Mr. Rosengarten was employed as the Company's Chief Executive Officer, initially, and for a period of approximately three (3) months (the "Wind Down Period"), on a part-time basis, during which period of time Mr. Rosengarten is to wind down his consulting practice and devote not less than three (3) week days per week to the business of the Company, and thereafter on a full-time basis, provided, however, that Mr. Rosengarten is permitted to retain, as consulting clients, two food industry related trade associations (the "Trade Associations") and two food industry related trade clients (the "Trade Clients") and devote, on average, not more than an aggregate of two (2) days per month in connection with such clients. During the Wind Down Period, Mr. Rosengarten will receive a salary at the rate of $150,000 per annum. Thereafter, until such time as he terminates his consulting relationship with the Trade Clients (at which time he can devote, on average, not more than an aggregate of one (1) day per month in connection with the Trade Associations), his salary will be at the rate of $200,000 per annum. At such time as Mr. Rosengarten terminates his consulting relationship with the Trade Clients, his salary shall be at the rate of $250,000 per annum. Pursuant to the terms of the employment agreement, in addition to his salary, the Company has granted to Mr. Rosengarten, under the Company's 2002 Stock Option Plan (the "Plan"), subject to approval of such Plan by the Company's stockholders, a 10-year option to purchase 250,000 shares of the Company's Common Stock at $3.00 per share, which option vests to the extent of 50,000 shares upon the commencement of employment and 50,000 shares on each of the next four anniversary dates thereof; provided, however, that such vesting accelerates and all options vest in the event of a sale of all or substantially all of the assets or all of the shares of capital stock of the Company or the merger or consolidation of the Company with another entity where the Company is not the surviving entity or becomes a wholly owned subsidiary of another entity ( a "Change of Control Event"). In the event Mr. Rosengarten's employment is terminated on account of his death, disability, or resignation or for cause, the Company shall be obligated to pay his salary only up to the date of termination. In the event his employment is terminated by the Company without cause, the Company shall be required to continue to pay his salary for a period of six (6) months and that portion of any bonus which has accrued to the date of termination; provided, however, that Mr. Rosengarten shall have the affirmative obligation to seek employment or reactivate his consulting business and mitigate the Company's damages-i.e. to the extent that he earns monies from his employment or consulting business, the same shall be applied to reduce the payment to be made to Mr. Rosengarten under his employment agreement; and provided further that if such termination takes place within two (2) years after a Change of Control Event, then the Company shall be required to continue to pay his salary for a period of twelve (12) months.

Compensation of Directors

The Company has not compensated its directors for their services in such capacity.

Compensation Committee Interlocks and Insider Participation

During the quarter ended June 30, 2002, Messrs. Alfonso Falivene, Gennaro Falivene, and Stephen Katz were each officers of the Company as well as directors of the Company who participated in deliberations of the Company's Board of Directors concerning executive officer compensation. Reference is made to "Certain Relationships and Related Transactions".

Comparison of Cumulative Total Stockholder Return

         The following chart compares the percentage change in the cumulative total stockholder return of the Common Stock during the period from March 31, 1997 through the fiscal year ended March 31, 2002 with the cumulative total return on the NASDAQ Composite Index and the Company Peer Group. The comparison assumes $100 was invested in the Common Stock on March 31, 1997, and in each of the stocks included in the NASDAQ Composite Index and the Company Peer Group.

                                 [chart omitted]

CRSP Total Returns Index for:                        03/1997  03/1998  03/1999  03/2000 03/2001  03/2002
-----------------------------                        -------  -------  -------  ------- -------  -------
LUCILLE FARMS, INC.                                  100.0     55.6    144.4    233.3   105.6     87.6

Nasdaq Stock Market (US Companies)                   100.0    151.6    204.8    380.4   152.2    153.3

NASDAQ Stocks (SIC 5140-4149 US Companies)
Groceries and Related Products                       100.0    184.6    164.8    139.3   195.4    164.8

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.       The index level for all series was set to $100.00 on 03/31/1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          At November 1, 2002, Alfonso Falivene and Gennaro Falivene were indebted to the Company in the amount of $30,167 and $30,166, respectively. Such indebtedness is represented by promissory notes, dated as of June 1, 1992, with the principal due on June 1, 2003. The notes bear interest at the rate of 9% per annum, which interest is payable annually.

         The Company leases a parcel of land adjacent to its facility. This parcel is owned by Alfonso Falivene, Gennaro Falivene and the Estate of Philip Falivene. The space is used as an employee parking lot and its use was required in conjunction with the construction of the Company's whey drying facility. The lease is for a ten year period expiring July 2009. Rentals are $750 monthly for the first five years and $900 monthly for the additional five year period. Rent expense for the years ended March 31, 2002, 2001, and 2000, was $9,000, $9,000 and $9,000, respectively. The lease contains an option to purchase the property at fair market value at the end of the ten year period. This lease was assigned to a bank in conjunction with the financing for the Company's whey drying facility.

         The Company leases a portion of its Montville, New Jersey offices from Messrs. Alfonso Falivene, Gennaro Falivene, and the Estate of Philip Falivene, the joint owners of the office condominium unit. During the fiscal years ended March 31, 2000, 2001 and 2002, the Company paid approximately $14,000, $14,000 and $14,000, respectively, towards the rental of such offices. The Company currently pays $1,200 per month rent for such premises on a month to month basis. The Company also leases an additional 900 adjacent square feet for $750 monthly on a month to month basis. These premises also are owned by Messrs. Alfonso Falivene, Gennaro Falivene, and the Estate of Philip Falivene. This space is used primarily for marketing operations. Rent expense for this space was $9,000, $9,000 and $9,000, respectively, for the years ended March 31, 2000, 2001 and 2002.

         Prior to joining the Company as CEO on October 24, 2002, the Company had retained Jay Rosengarten as an independent consultant. Mr. Rosengarten had been paid $50,000 per annum for his services.

         The Company is the owner and beneficiary of life insurance policies on the lives of Messrs. Alfonso and Gennaro Falivene, each in the amount of $300,000. In the event of the death of any such insured, the Company has agreed (subject to tender) to utilize the proceeds of such policy to purchase shares of Common Stock from the deceased's estate at the market value of such shares on the date of death.

         The Company purchased raw materials of $615,000 from an entity affiliated with Dr. Mali Reddy, a former Company director.

         On June 10, 2002, B&W Investment Associates, a partnership of which Howard S. Breslow, a director of the Company, is a partner, acquired, for $25,000, a ten year warrant to purchase 500,000 shares of Common Stock at $3.00 per share.

         On August 23, 2002, Stephen M. Katz resigned as Chief Financial Officer and Vice President-Finance and Administration, but continued to serve as a director. The Company continues to utilize the services of Mr. Katz as an independent consultant on a per diem basis.

                                 PROPOSAL NO. 5
              RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANT

         The Board of Directors has selected the accounting firm of Wiss & Company, LLP to serve as the Company's independent accountant for the fiscal year ending March 31, 2003 and proposes the ratification of such decision.

         Citrin Cooperman & Company LLP has informed the Company that it was resigning as the Company's public accountant, effective immediately after its review of the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2002, because it was no longer auditing public companies.

         Citrin Cooperman & Company LLP has audited the Company's financial statements for the fiscal year ended March 31, 2002. Representatives of Wiss & Company, LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

         During the fiscal year ended March 31, 2002, Citrin Cooperman & Company LLP acted as the independent accountant for the Company and its subsidiaries. The following table sets forth the aggregate fees billed or expected to be billed by Citrin Cooperman & Company LLP for audit and review services rendered in connection with the financial statements and reports for the fiscal year ended March 31, 2002 and for other services rendered during the fiscal year ended March 31, 2002 on behalf of the Company and its subsidiaries:

                  Audit Fees                         $48,100
                  Review Fees                        $ 5,000
                                                     -------
                  Total                              $53,100


Required Vote

         The affirmative vote of the holders of stock representing a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for ratification of appointment of Wiss & Company, LLP as independent accountant for the fiscal year ended March 31, 2003.

         The Board of Directors recommends a vote FOR the ratification of the appointment of Wiss & Company, LLP as independent accountant for the Company for the fiscal year ended March 31, 2003.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals for action at the Company's Annual Meeting of Stockholders for the fiscal year ended March 31, 2003 must be submitted in writing to the Company at its address set forth on the first page of this Proxy Statement and received by the Company no later than June 3, 2003 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders who intend to present a proposal at the Company's Annual Meeting of Stockholders for the fiscal year ending March 31, 2003 without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than August 18, 2003. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and any persons holding more than ten percent of the Common Stock to file reports of their initial ownership of the Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established, and we are required to disclose in this Proxy Statement any failure to meet such deadlines during the fiscal year ended March 31, 2002. Based solely on a review of such reports furnished to us, we believe all of these filing requirements have been satisfied, except that Dr. Mali Reddy, a former director of the Company, did not file Form 3 and Form 5.

         The Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

         A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of exhibits), will be furnished without charge to any stockholder upon written request to Albert N. Moussab, Chief Financial Officer, 150 River Road, P.O. Box 517, Montville, NJ 07045.

                          Annual Report to Stockholders

         The Annual Report to stockholders of the Company for the year ended March 31, 2002, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

         You should rely only on the information contained in this document to vote your shares at the annual meeting. The Company has not authorized anyone to provide information that is different from that which is contained in this document. This document is dated December 2, 2002. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and you should not assume that the mailing of this document creates any implication to the contrary.

                                           BY ORDER OF THE BOARD
                                           OF DIRECTORS


                                           Albert N. Moussab, Secretary
Montville,  New Jersey
December 2, 2002

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPREICATED.

                                     ANNEX A

                             2002 STOCK OPTION PLAN

                               LUCILLE FARMS, INC.
                             2002 STOCK OPTION PLAN

1.       Purpose of Plan

         The purpose of this 2002 Stock Option Plan (the "Plan") is to further the growth and development of LUCILLE FARMS, INC. (the "Company") by encouraging and enabling employees, including officers, directors of and consultants and advisors to the Company, to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company, and affording the Company a means of attracting to its service persons of outstanding quality.

2.       Shares of Stock Subject to the Plan

         Subject to the provisions of Section 12 hereof, an aggregate of 1,000,000 shares of the common stock, par value $.001 per share, of the Company ("Common Stock") shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan. Such shares may be, in whole or in part, as the Board of Directors of the Company ("Board of Directors") shall from time to time determine, authorized but unissued shares or issued shares that have been reacquired by the Company. If, for any reason, an option shall lapse, expire or terminate without having been exercised in full, the unpurchased shares underlying these options shall (unless the Plan shall have been terminated) again be available for the purpose of the Plan.

3.       Administration

         (a) The Board of Directors shall administer the Plan and, subject to the provisions of the Plan, shall have authority in its discretion to determine and designate from time to time those persons eligible for a grant of options under the Plan, those persons to whom options are to be granted, the purchase price of the shares covered by each option, the time or times at which options shall be granted, and the manner in which said options are exercisable. In making such determination, the Board of Directors may take into account the nature of the services rendered by the respective persons, their present and potential contributions to the Company's success and such other factors as the Board of Directors in its sole discretion shall deem relevant. Subject to the express provisions of the Plan, the Board of Directors shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which options shall be evidenced, which shall not be inconsistent with the terms of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

         (b) The Board of Directors may, at its discretion, by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, appoint from among its members a Stock Option Plan Committee (the "Committee"). Such Committee shall be composed of three or more directors and shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of options hereunder as are set forth above in Section 3(a), as the Board of Directors shall confer and delegate. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge, such Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such time and at such places as it shall deem advisable. A majority of such Committee shall constitute a quorum and such majority shall determine its action. The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding. No director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

4.       Persons To Whom Shares May Be Granted

         Options may be granted to persons who are, at the time of the grant, employees (including officers) or directors of, or consultants or advisors to, the Company or any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), and herein referred to as "Subsidiary"), including part-time employees, as the Board of Directors (or Committee) shall select from time to time from among those nominated by the Board of Directors (or Committee). For the purposes of this Plan, options may only be granted to those consultants and advisors who shall render bona fide services to the Company and such services must not be in connection with the offer or sale of securities in a capital raising transaction. Subject to the provisions hereinafter set forth, options granted under the Plan shall be designated either (i) "Incentive Stock Options" (which term, as used herein, shall mean options intended to be "incentive stock options" within the meaning of Section 422 of the Code) or (ii) "Non-Incentive Stock Options" (which term, as used herein, shall mean options not intended to be incentive stock options" within the meaning of Section 422 of the Code). Each option granted to a person who is solely a director of or a consultant or advisor to the Company or a Subsidiary on the date of the grant shall be designated a Non-Incentive Stock Option.

         The Board of Directors (or Committee) may grant, at any time, new options to a person who has previously received options whether such prior options are still outstanding, have previously been exercised in whole or in part, have expired, or are cancelled in connection with the issuance of new options. The purchase price of the new options may be established by the Board of Directors (or Committee) without regard to the existing option price.

5.       Option Price

         (a) The purchase price of the Common Stock underlying each option shall be determined by the Board of Directors (or Committee), which determination shall be final, binding and conclusive; provided, however, that in no event shall the purchase price of Incentive Stock Options be less than 100% (110% in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock on the date the option is granted. In determining such fair market value, the Board of Directors (or Committee) shall consider (i) the closing price of the Common Stock on the date on which the option is granted (if such Common Stock is listed on a national securities exchange); (ii) the closing bid prices as quoted by the National Quotation Bureau or a recognized dealer in the Common Stock on the date of grant (if such Common Stock is not listed on such an exchange); and (iii) such other factors as the Board of Directors (or Committee) shall deem appropriate or which may be relevant under applicable federal tax laws and Internal Revenue rules and regulations. For purposes of the Plan, the date of grant of an option shall be the date on which the Board of Directors (or Committee) shall by resolution duly authorize such option.

         (b) The aggregate fair market value (as defined above), determined at the time the Incentive Stock Options are granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Non-Incentive Stock Options shall not be subject to the limitations of this paragraph 5(b).

6.       Exercise of Options

         (a) Subject to the provisions set forth in Sections 6, 9, 10 and 11 hereof, no option shall be exercisable unless the holder thereof shall have been an employee (including an officer) or director of, or a consultant or advisor to, the Company and/or a Subsidiary, from the date of the granting of the option until the date of exercise.

         (b) The number of shares that are issued pursuant to the exercise of an option shall be charged against the maximum limitations on shares set forth in
Section 2 hereof.

         (c) The exercise of an option shall be made contingent upon receipt by the Company from the holder thereof of (i) if deemed necessary by the Company, a written representation and acknowledgement that at the time of such exercise it is holder's then present intention to acquire the option shares for investment and not with a view to distribution or resale thereof, that holder knows that the Company is not obligated to register the option shares and that the option shares may have to be held indefinitely unless an exemption from the registration requirements of the Securities Act of 1933, as amended, is available or the Company has registered the shares underlying the options, that the Company may place a legend on the certificate(s) evidencing the option shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration and (ii) payment in full of the purchase price of the shares being purchased. Payment may be made
(a) in cash, (b) by certified check payable to the order of the Company in the amount of such purchase price, (c) by delivery to the Company of shares of Common Stock having a fair market value equal to such purchase price, (d) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option, provided such shares are registered and transferable, and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees to the optionee, (e) on a "cashless" basis, by stating in a written notice such intention and the aggregate of the number of shares of Common Stock to be purchased and for which the right to purchase shall be lost by the cancellation thereof in payment for the exercise price (the "Aggregate Number"), in which case the number of shares of Common Stock issuable upon such exercise shall equal the difference between the Aggregate Number and the quotient that is obtained when the product of the Aggregate Number and the then current exercise price per share is divided by the then current fair market price per share (determined in accordance with Section 5(a) hereof);(f) by any combination of the methods of payment described in (a) through (e) above, or (g) such other means as determined by the Board of Directors, or Committee, in its sole discretion, to be consistent with the purpose of the Plan.

         (d) The Board of Directors (or Committee) shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the cessation of optionee's relationship with the Company as an employee (including an officer), director, consultant or advisor by reason of termination without cause, disability, or death from the limited period otherwise in effect for that option to such greater period of time as the Board of Directors (or Committee) shall deem appropriate, but in no event beyond the expiration of the option term.

7.       Term of Options

         The period during which each option granted hereunder shall be exercisable shall be determined by the Board of Directors (or Committee); provided, however, that no option shall be exercisable for a period exceeding ten (10) years (five (5) years for incentive stock options in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) from the date the options are granted.

8.       Non-Transferability of Options

         No option granted pursuant to this Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge or otherwise transferable except by will or the laws of descent and distribution, and an option shall be exercisable during the lifetime of the holder thereof only by such holder.

9.       Termination of Services

         In the event that an employee, officer, director, consultant or advisor shall cease to be an employee (including an officer) or director of, or a consultant or advisor to, the Company or a Subsidiary, by reason of a termination of such relationship without cause and other than by reason of voluntary resignation, death, disability or retirement at age 65, then, subject to Section 6(d) hereof, such holder may exercise such option at any time prior to the expiration date of the option or within three months after the date of termination, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. In the event that an employee (including an officer) or director of, or a consultant or advisor to the Company shall cease to be an employee (including an officer) or director of, or a consultant or advisor to, the Company or a Subsidiary, by reason of a termination of such relationship for cause or such person's voluntary resignation, such options shall forthwith automatically terminate, lapse and expire. So long as the holder of an option shall continue to be an employee (including an officer) or director of, or a consultant or advisor to, the Company or one or more of its Subsidiaries, such holder's option shall not be affected by any change of duties or position. Absence on leave approved by the Company or any Subsidiary shall not be considered an interruption of service for any purpose under the Plan. The granting of an option in any one year shall not give the holder of the option any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate such holder's employment or services at any time. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

10.      Retirement or Disability of Holder of Option

         If any person to whom an option has been granted under the Plan shall cease to be an employee (including an officer) or director of, or a consultant or advisor to, the Company or a Subsidiary, by reason of disability or retirement at age 65, then, subject to Section 6(d) hereof, such holder may exercise such option at any time prior to the expiration date of the option or within three months (one year in the case of termination by reason of disability) after the date of termination for such reason, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

11.      Death of Holder of Option

         If any person to whom an option has been granted under the Plan shall cease to be an employee (including an officer) or director of, or a consultant or advisor to, the Company or a Subsidiary by reason of death, or a holder of an option shall die within three months after termination by reason of retirement at age 65 or otherwise, then, subject to Section 6(d) hereof, the option may be exercised by the person or persons to whom the optionee's rights under the option are transferred by will or by the laws of descent and distribution at any time prior to the expiration date of the option or within three months from the date of death, whichever is earlier, but only to the extent the holder of the option had the right to exercise such option on the date of such termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

12.      Adjustments Upon Changes in Capitalization

         If the shares of Common Stock outstanding are changed in number, kind or class by reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange or any capital adjustment, including a stock dividend, or if any distribution is made to shareholders other than a cash dividend and the Board of Directors deems it appropriate to make an adjustment, then (i) the aggregate number and class of shares that may be issued or transferred pursuant to Section 2, (ii) the number and class of shares which are issuable under outstanding options, and (iii) the purchase price to be paid per share under outstanding options, shall be adjusted as hereinafter provided.

         Adjustments under this Section 12 shall be made in a proportionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.

         In the event of a liquidation of the Company, or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elected to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, reorganization, merger or consolidation, to exercise the option in whole or in part. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13.      Vesting of Rights Under Options

         Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors (or Committee) or the shareholders of the Company shall constitute the vesting of any rights under any option. The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted.

14.      Rights as a Shareholder

         A holder of an option shall have no rights of a shareholder with respect to any shares covered by his option until the date of issuance of a stock certificate to him for such shares.

15.      Termination and Amendment

         The Board of Directors may, at any time, terminate or suspend this Plan or make such modifications or amendments thereto as it shall deem advisable; provided, however, that no termination, modification or amendment shall adversely affect the rights of a holder of an option previously granted under the Plan.

16.      Modification, Extension and Renewal of Options

         Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors (or Committee) may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the Plan.

17. Indemnification

         In addition to such other rights of indemnification as they may have as members of the Board of Directors (or Committee), the members of the Board of Directors (or Committee) administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

18.      Effective Date

         The Plan shall become effective on November 1, 2002, subject to stockholder approval, and shall terminate on the close of business on October 30, 2012 and no option may be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

                                                                PRELIMINARY COPY

                                      PROXY

                               LUCILLE FARMS, INC.
                          150 River Road, P.O. Box 517
                           Montville, New Jersey 07045

This Proxy is solicited on behalf of the Board of Directors

         The undersigned, acknowledging receipt of the proxy statement of Lucille Farms, Inc. (the "Company"), dated December 2, 2002, hereby constitutes and appoints Jay Rosengarten and Alfonso Falivene and each or any of them, attorney, agent, and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place, and stead of the undersigned, to appear and vote all the shares of stock of the Company, standing in the name of the undersigned on the books of the Company on October 30, 2002, at the Annual Meeting of Stockholders of the Company, to be held at the Embassy Suites Hotel located at 909 Parsippany Boulevard, Parsippany, New Jersey 07405, on December 20, 2002, at 10:00 a.m., local time, and all adjournments thereof.

         When properly executed, this proxy will be voted as designated by the undersigned.

         If no choice is specified, this proxy will be voted (i) FOR the proposal to approve the issuance of shares of Common Stock in connection with the Financing Transaction, (ii) FOR the proposal to amend the Company's Certificate of Incorporation to increase the authorized shares of common stock from 10,000,000 shares to 100,000,000 shares, (iii) FOR the proposal to approve the 2002 Stock Option Plan, (iv) FOR the election of the nominees for directors herein, (v) FOR ratification of the appointment of Wiss & Company, LLP as independent accountant for the fiscal year ending March 31, 2003.


Proposal to approve the issuance of shares of Common Stock iN connection with the financing transaction

|_|      FOR               |_|      AGAINST           |_|      ABSTAIN


PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 SHARES TO 100,000,000 SHARES

|_|      FOR                |_|      AGAINST          |_|      ABSTAIN

PROPOSAL TO APPROVE THE COMPANY'S 2002 STOCK OPTION PLAN

|_|      FOR                 |_|      AGAINST         |_|      ABSTAIN

ELECTION OF DIRECTORS

|_|      FOR all nominees listed below (except as written in on the line below)

         Alfonso Falivene, Howard S. Breslow, Jay M. Rosengarten, George Bell, Ralph Singer and Leon Berthiaume

|_|      WITHHOLD AUTHORITY for all nominees listed above.

         (Instruction: To withhold authority to vote for any individual nominee, please write in name on line below)


--------------------------------------------------------------------------------

PROPOSAL TO RATIFY THE APPOINTMENT OF WISS & COMPANY, LLP AS INDEPENDENT ACCOUNTANT

|_|      FOR               |_|      AGAINST            |_|      ABSTAIN


         --------------------------------
                  Date


         --------------------------------
                  Print Name


         --------------------------------
                  Signature


         --------------------------------
             Signature, if held jointly


When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE


                                       24